Exhibit 5.1

April 30, 2026
Cartesian Therapeutics, Inc.
7495 New Horizon Way
Frederick, MD 21703

Ladies and Gentlemen:

We have acted as counsel to Cartesian Therapeutics, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of 1,040,444 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), issuable under the Company’s Amended and Restated 2016 Incentive Award Plan (the “Incentive Plan”), pursuant to the registration statement on Form S-8 being filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Company’s Restated Certificate of Incorporation, as amended, the Incentive Plan, and any awards duly adopted thereunder and in accordance therewith, will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the General Corporation Law of the State of Delaware and reported judicial decisions interpreting such law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP